UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2012

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2012, Syntel, Inc. (“Syntel”) entered into an Amended and Restated Shareholders Agreement with an affiliate of State Street Bank modifying the existing Shareholders Agreement between Syntel and the State Street Bank affiliate with respect to the joint venture through which Syntel provides KPO services to State Street Bank. The Amended and Restated Shareholders Agreement modifies the right of the State Street Bank affiliate to purchase Syntel’s interest in the joint venture. As modified, the State Street Bank affiliate has the right to purchase Syntel’s interest in the joint venture (i) during the 90 day period immediately preceding the expiration of the initial term (February 2017) of an Amended and Restated Master Services Agreement(MSA), or, if the MSA is extended beyond its initial term, during the 90 day period immediately preceding the renewal term (February 2018), or (ii) in the event that the State Street Bank affiliate terminates the MSA for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date February 13, 2012	By	/S/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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